EXHIBIT 99.1

00

COLUMBIA BANKING SYSTEM, INC. REPORTS THIRD QUARTER 2024 RESULTS
$146 million	$143 million	$0.70	$0.69
Net income	Operating net income [1]	Earnings per diluted common share	Operating earnings per diluted common share [1]
0

CEO Commentary
“Our third quarter results reflect our continued work and success as we strive toward top-quartile performance,” said Clint Stein, President and CEO. “Our recurring expense run rate reflects a 25% reduction in costs over the 18 months we have operated as a combined organization, as we eliminated redundancies and streamlined operations. Our teams’ dedication to driving value for our customers contributed to solid core deposit growth, even as deposit costs were reduced. Although loan balances contracted during the quarter, they reflect healthy customer activity and our focus on reducing transactional assets and their funding sources, as we regain Columbia’s placement as a top-performing bank that delivers long-term, consistent, repeatable results for our shareholders.”

–Clint Stein, President and CEO of Columbia Banking System, Inc.

3Q24 HIGHLIGHTS (COMPARED TO 2Q24)

Net Interest Income and NIM
•Net interest income increased by $3 million from the prior quarter due to higher income earned on loans, which occurred despite a reduction in accretion income, and relatively stable funding costs prior to the late-quarter reduction in the federal funds rate.

•Net interest margin was 3.56%, unchanged from the prior quarter, as a favorable balance sheet funding mix shift into lower-cost deposits and a slight increase in loan yields offset a lower yield on securities.

Non-Interest Income and Expense
•Non-interest income increased by $21 million due to the quarterly fluctuation in cumulative fair value accounting and hedges, which drove $16 million of the change. Higher core banking activity contributed to the remaining increase.

•Non-interest expense decreased by $8 million due to lower restructuring expense and a $6 million decline in salary and wages expense related to operational initiatives. The effect was partially offset by the prior quarter's reversal of compensation-related accruals, which did not repeat in the third quarter.

Credit Quality	•Net charge-offs were 0.31% of average loans and leases (annualized), compared to 0.32% in the prior quarter. Lower activity in the FinPac portfolio drove the decline.
•Provision expense of $29 million compares to $32 million in the prior quarter.
•Non-performing assets to total assets was 0.32%, compared to 0.30% as of June 30, 2024.

Capital	•Estimated total risk-based capital ratio of 12.5% and estimated common equity tier 1 risk-based capital ratio of 10.3%.
•Declared a quarterly cash dividend of $0.36 per common share on August 12, 2024, which was paid September 9, 2024.

Notable Items
•Realized $82 million in annualized cost savings associated with recent operational initiatives as of September 30, 2024. Reinvestment of $12 million in savings is ongoing and expected to extend into 2025.

•Opened our second retail branch in Arizona, which will be complemented by a planned third location in the state, slated to open in early 2025.

3Q24 KEY FINANCIAL DATA

PERFORMANCE METRICS		3Q24		2Q24		3Q23
Return on average assets		1.12%		0.93%		1.02%
Return on average common equity		11.36%		9.85%		11.07%
Return on average tangible common equity [1]		16.34%		14.55%		16.93%
Operating return on average assets [1]		1.10%		1.08%		1.23%
Operating return on average common equity [1]		11.15%		11.47%		13.40%
Operating return on average tangible common equity [1]		16.04%		16.96%		20.48%
Net interest margin		3.56%		3.56%		3.91%
Efficiency ratio		54.56%		59.02%		57.82%
Operating efficiency ratio, as adjusted [1]		53.89%		53.56%		51.26%

INCOME STATEMENT ($ in 000s, excl. per share data)		3Q24		2Q24		3Q23
Net interest income		$430,218		$427,449		$480,875
Provision for credit losses		$28,769		$31,820		$36,737
Non-interest income		$66,159		$44,703		$43,981
Non-interest expense		$271,358		$279,244		$304,147
Pre-provision net revenue [1]		$225,019		$192,908		$220,709
Operating pre-provision net revenue [1]		$221,412		$219,390		$258,687
Earnings per common share - diluted		$0.70		$0.57		$0.65
Operating earnings per common share - diluted [1]		$0.69		$0.67		$0.79
Dividends paid per share		$0.36		$0.36		$0.36

BALANCE SHEET		3Q24		2Q24		3Q23
Total assets	$51.9	B	$52.0	B	$52.0	B
Loans and leases	$37.5	B	$37.7	B	$37.2	B
Deposits	$41.5	B	$41.5	B	$41.6	B
Book value per common share		$25.17		$23.76		$22.21
Tangible book value per share [1]		$17.81		$16.26		$14.22
Investor Contact
Jacquelynne "Jacque" Bohlen, SVP/Investor Relations Director, 503-727-4117, jacquebohlen@umpquabank.com
1 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Organizational Update
Columbia Banking System, Inc. ("Columbia," the "Company," "we," or "our") completed an enterprise-wide evaluation of our operations during the first quarter of 2024. Cost savings identified through the comprehensive review were fully realized as of September 30, 2024, with a portion reserved to fund franchise reinvestment into 2025. Planned reinvestments, some of which have already occurred, include new talent additions, opening de novo locations in targeted growth markets within our existing footprint, and investments in products and technology that create operational efficiencies and revenue growth opportunities. During the third quarter, Columbia's primary subsidiary, Umpqua Bank ("Umpqua"), added new team members with specialty focuses in three of our markets. We also announced the opening of a retail branch in Scottsdale, Arizona, which will be complemented by a planned location in Mesa, Arizona, slated to open in early 2025 as our third branch in the Phoenix metropolitan area. Please refer to the Q3 2024 Earnings Presentation for additional details on our cost savings initiatives and planned reinvestments.

On February 28, 2023, Columbia completed its merger with Umpqua Holdings Corporation ("UHC"), combining the two premier banks in the Northwest to create one of the largest banks headquartered in the West (the "merger"). Columbia's financial results for any periods ended prior to February 28, 2023 reflect UHC results only on a standalone basis. In addition, Columbia's reported financial results for the nine months ended September 30, 2023 reflect UHC financial results only until the closing of the merger after the close of business on February 28, 2023. As a result of these two factors, Columbia's financial results for the nine months ended September 30, 2024 may not be directly comparable to prior reported periods. Under the reverse acquisition method of accounting, the assets and liabilities of Columbia as of February 28, 2023 ("historical Columbia") were recorded at their respective fair values.

Net Interest Income
Net interest income was $430 million for the third quarter of 2024, up $3 million from the prior quarter. The increase reflects higher income earned on loans, which occurred despite a reduction in accretion income, and relatively stable funding costs prior to the reduction in the federal funds rate in the latter part of September.

Columbia's net interest margin was 3.56% for the third quarter of 2024, unchanged from the second quarter of 2024. A favorable balance sheet funding mix shift into lower-cost deposits and a slight increase in loan yields offset a lower yield on securities, contributing to net interest margin stability between periods. The cost of interest-bearing deposits decreased 2 basis points from the prior quarter to 2.95% for the third quarter of 2024, which compares to 2.90% for the month of September and 2.74% as of September 30, 2024. "Anticipated seasonal deposit inflows and successful small business campaigns contributed to customer balance growth during the third quarter," commented Tory Nixon, President of Umpqua Bank. "We continue to use bundled solutions to generate lower-cost customer deposit balances, not promotional pricing. Overall deposit pricing was reduced ahead of and following the federal funds rate reduction in September."

Columbia's cost of interest-bearing liabilities decreased 2 basis points from the prior quarter to 3.29% for the third quarter of 2024, which compares to 3.26% for the month of September and 3.13% as of September 30, 2024. Please refer to the Q3 2024 Earnings Presentation for additional net interest margin change details and interest rate sensitivity information as well as to our non-GAAP disclosures in this press release for the impact of purchase accounting accretion and amortization on individual line items.

Non-interest Income
Non-interest income was $66 million for the third quarter of 2024, up $21 million from the prior quarter. The increase was driven by quarterly fluctuations in fair value adjustments and mortgage servicing rights ("MSR") hedging activity, which collectively resulted in a net fair value gain of $7 million in the third quarter compared to a net fair value loss of $10 million in the second quarter, as detailed in our non-GAAP disclosures. Excluding these items, non-interest income was up $5 million2 between periods due primarily to higher swap and mortgage banking income and last quarter's $2 million loss on loan sales, which did not repeat in the third quarter. Treasury management fees, a component of service charges on deposits, increased by 2% from the prior quarter and by 12% for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023.

Non-interest Expense
Non-interest expense was $271 million for the third quarter of 2024, down $8 million from the prior quarter. Excluding merger and restructuring expense, exit and disposal costs, and accruals for the FDIC special assessment, non-interest expense was $268 million2, up $6 million from the prior quarter, which included an $8 million reversal of prior compensation-related accruals that did not repeat in the third quarter. Salary and wages expense was down $6 million from the prior quarter, due largely to staff reductions that took place throughout the second quarter of 2024, with some of the benefit offset by higher group insurance costs. Please refer to the Q3 2024 Earnings Presentation for additional expense details.

2 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Balance Sheet
Total consolidated assets were $51.9 billion as of September 30, 2024, down slightly from $52.0 billion as of June 30, 2024. Cash and cash equivalents were $2.1 billion as of September 30, 2024, essentially unchanged from June 30, 2024. Including secured off-balance sheet lines of credit, total available liquidity was $19.4 billion as of September 30, 2024, representing 37% of total assets, 47% of total deposits, and 138% of uninsured deposits. Available-for-sale securities, which are held on balance sheet at fair value, were $8.7 billion as of September 30, 2024, an increase of $174 million relative to June 30, 2024, as the increase in the fair value of the portfolio more than offset paydowns. Please refer to the Q3 2024 Earnings Presentation for additional details related to our securities portfolio and liquidity position.

Gross loans and leases were $37.5 billion as of September 30, 2024, a decrease of $207 million relative to June 30, 2024. "Healthy business activity, like loan payoffs related to business and property sales and project completions, contributed to the quarter's loan contraction," commented Mr. Nixon. "Balances also declined as a result of our strategic decision to allow transactional loans to trend lower as we organically remix the portfolio into relationship-driven commercial loans." Please refer to the Q3 2024 Earnings Presentation for additional details related to our loan portfolio, which include underwriting characteristics, the composition of our commercial portfolios, and disclosure related to our office portfolio.

Customer deposit growth of $602 million enabled a 20% reduction in brokered CDs during the third quarter of 2024. Total deposits were $41.5 billion as of September 30, 2024, essentially unchanged from June 30, 2024, as a result of the intentional reduction in wholesale funding balances. Please refer to the Q3 2024 Earnings Presentation for additional details related to deposit characteristics and flows.

Credit Quality
The allowance for credit losses was $438 million, or 1.17% of loans and leases, compared to $439 million, or 1.16% of loans and leases, as of June 30, 2024. The provision for credit losses was $29 million for the third quarter of 2024, and it reflects credit migration trends, charge-off activity, and changes in the economic forecasts used in credit models.

Net charge-offs were 0.31% of average loans and leases (annualized) for the third quarter of 2024, compared to 0.32% for the second quarter of 2024. Net charge-offs in the FinPac portfolio were $20 million in the third quarter, down $5 million from the second quarter as lower delinquencies in the transportation sector of the portfolio resulted in lower charge-off activity. Net charge-offs excluding the FinPac portfolio were $9 million in the third quarter. Non-performing assets were $168 million, or 0.32% of total assets, as of September 30, 2024, compared to $156 million, or 0.30% of total assets, as of June 30, 2024. Please refer to the Q3 2024 Earnings Presentation for additional details related to the allowance for credit losses and other credit trends.

Capital
Columbia's book value per common share was $25.17 as of September 30, 2024, compared to $23.76 as of June 30, 2024. The change reflects organic net capital generation and a favorable change in accumulated other comprehensive (loss) income ("AOCI") to $(234) million at September 30, 2024, compared to $(456) million at the prior quarter-end. The change in AOCI is due primarily to a decrease in the tax-effected net unrealized loss on available-for-sale securities to $219 million as of September 30, 2024, compared to $442 million as of June 30, 2024. Tangible book value per common share3 was $17.81 as of September 30, 2024, compared to $16.26 as of June 30, 2024.

Columbia's estimated total risk-based capital ratio was 12.5% and its estimated common equity tier 1 risk-based capital ratio was 10.3% as of September 30, 2024, compared to 12.2% and 10.0%, respectively, as of June 30, 2024. Columbia remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of September 30, 2024 are estimates, pending completion and filing of Columbia's regulatory reports.

3 "Non-GAAP" financial measure. See GAAP to Non-GAAP Reconciliation for additional information.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Earnings Presentation and Conference Call Information
Columbia's Q3 2024 Earnings Presentation provides additional disclosure. A copy will be available on our investor relations page: www.columbiabankingsystem.com.

Columbia will host its third quarter 2024 earnings conference call on October 24, 2024, at 8:30 a.m. PT (11:30 a.m. ET). During the call, Columbia's management will provide an update on recent activities and discuss its third quarter 2024 financial results. Participants may register for the call using the link below to receive dial-in details and their own unique PINs or join the audiocast. It is recommended you join 10 minutes prior to the start time.

Register for the call: https://register.vevent.com/register/BIabbcdb79db7641c096e78119393cf06f
Join the audiocast: https://edge.media-server.com/mmc/p/rzbdb27z/
Access the replay through Columbia's investor relations page: www.columbiabankingsystem.com

About Columbia Banking System, Inc.
Columbia (Nasdaq: COLB) is headquartered in Tacoma, Washington and is the parent company of Umpqua Bank, an award-winning western U.S. regional bank based in Lake Oswego, Oregon. Umpqua Bank is the largest bank headquartered in the Northwest and one of the largest banks headquartered in the West with locations in Arizona, California, Colorado, Idaho, Nevada, Oregon, Utah, and Washington. With over $50 billion of assets, Umpqua Bank combines the resources, sophistication, and expertise of a national bank with a commitment to deliver superior, personalized service. The bank supports consumers and businesses through a full suite of services, including retail and commercial banking; Small Business Administration lending; institutional and corporate banking; and equipment leasing. Umpqua Bank customers also have access to comprehensive investment and wealth management expertise as well as healthcare and private banking through Columbia Wealth Advisors and Columbia Trust Company, a division of Umpqua Bank. Learn more at www.columbiabankingsystem.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects," "target," "projects," "outlook," "forecast," "will," "may," "could," "should," "can" and similar references to future periods. In this press release we make forward-looking statements about strategic and growth initiatives and the result of such activity. Risks and uncertainties that could cause results to differ from forward-looking statements we make include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, continued inflation and any recession or slowdown in economic growth particularly in the western United States; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that could result in increased loan and lease losses, especially those risks associated with concentrations in real estate related loans; our ability to effectively manage problem credits; the impact of bank failures or adverse developments at other banks on general investor sentiment regarding the liquidity and stability of banks; changes in interest rates that could significantly reduce net interest income and negatively affect asset yields and valuations and funding sources; changes in the scope and cost of FDIC insurance and other coverage; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; changes in laws or regulations; any failure to realize the anticipated benefits of the merger when expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the merger and integration of the companies; the effect of geopolitical instability, including wars, conflicts and terrorist attacks; and natural disasters and other similar unexpected events outside of our control. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of Columbia, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by Columbia's Board of Directors, and may be subject to regulatory approval or conditions.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
($ in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$588,603	$583,874	$575,044	$577,741	$569,670	1%	3%
Interest and dividends on investments:
Taxable	76,074	78,828	75,017	78,010	80,066	(3)%	(5)%
Exempt from federal income tax	6,855	6,904	6,904	6,966	6,929	(1)%	(1)%
Dividends	2,681	2,895	3,707	4,862	4,941	(7)%	(46)%
Temporary investments and interest bearing deposits	24,683	23,035	23,553	24,055	34,407	7%	(28)%
Total interest income	698,896	695,536	684,225	691,634	696,013	—%	—%
Interest expense:
Deposits	208,027	207,307	198,435	170,659	126,974	—%	64%
Securities sold under agreement to repurchase and federal funds purchased	1,121	1,515	1,266	1,226	1,220	(26)%	(8)%
Borrowings	49,636	49,418	51,275	56,066	77,080	—%	(36)%
Junior and other subordinated debentures	9,894	9,847	9,887	10,060	9,864	—%	—%
Total interest expense	268,678	268,087	260,863	238,011	215,138	—%	25%
Net interest income	430,218	427,449	423,362	453,623	480,875	1%	(11)%
Provision for credit losses	28,769	31,820	17,136	54,909	36,737	(10)%	(22)%
Non-interest income:
Service charges on deposits	18,549	18,503	16,064	17,349	17,410	—%	7%
Card-based fees	14,591	14,681	13,183	14,593	15,674	(1)%	(7)%
Financial services and trust revenue	5,083	5,396	4,464	3,011	4,651	(6)%	9%
Residential mortgage banking revenue, net	6,668	5,848	4,634	4,212	7,103	14%	(6)%
Gain (loss) on sale of debt securities, net	3	(1)	12	9	4	nm	(25)%
Gain (loss) on equity securities, net	2,272	325	(1,565)	2,636	(2,055)	nm	nm
Gain (loss) on loan and lease sales, net	161	(1,516)	221	1,161	1,871	nm	(91)%
BOLI income	4,674	4,705	4,639	4,331	4,440	(1)%	5%
Other income (loss)	14,158	(3,238)	8,705	18,231	(5,117)	nm	nm
Total non-interest income	66,159	44,703	50,357	65,533	43,981	48%	50%
Non-interest expense:
Salaries and employee benefits	147,268	145,066	154,538	157,572	159,041	2%	(7)%
Occupancy and equipment, net	45,056	45,147	45,291	48,160	43,070	—%	5%
Intangible amortization	29,055	29,230	32,091	33,204	29,879	(1)%	(3)%
FDIC assessments	9,332	9,664	14,460	42,510	11,200	(3)%	(17)%
Merger and restructuring expense	2,364	14,641	4,478	7,174	18,938	(84)%	(88)%
Other expenses	38,283	35,496	36,658	48,556	42,019	8%	(9)%
Total non-interest expense	271,358	279,244	287,516	337,176	304,147	(3)%	(11)%
Income before provision for income taxes	196,250	161,088	169,067	127,071	183,972	22%	7%
Provision for income taxes	50,068	40,944	44,987	33,540	48,127	22%	4%
Net income	$146,182	$120,144	$124,080	$93,531	$135,845	22%	8%

Weighted average basic shares outstanding	208,545	208,498	208,260	208,083	208,070	—%	—%
Weighted average diluted shares outstanding	209,454	209,011	208,956	208,739	208,645	—%	—%
Earnings per common share – basic	$0.70	$0.58	$0.60	$0.45	$0.65	21%	8%
Earnings per common share – diluted	$0.70	$0.57	$0.59	$0.45	$0.65	23%	8%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Consolidated Statements of Income
(Unaudited)
	Nine Months Ended		% Change
($ in thousands, except per share data)	Sep 30, 2024	Sep 30, 2023	Year over Year
Interest income:
Loans and leases	$1,747,521	$1,535,874	14%
Interest and dividends on investments:
Taxable	229,919	198,831	16%
Exempt from federal income tax	20,663	17,143	21%
Dividends	9,283	8,241	13%
Temporary investments and interest bearing deposits	71,271	87,604	(19)%
Total interest income	2,078,657	1,847,693	13%
Interest expense:
Deposits	613,769	290,995	111%
Securities sold under agreement to repurchase and federal funds purchased	3,902	2,697	45%
Borrowings	150,329	186,848	(20)%
Junior and other subordinated debentures	29,628	27,605	7%
Total interest expense	797,628	508,145	57%
Net interest income	1,281,029	1,339,548	(4)%
Provision for credit losses	77,725	158,290	(51)%
Non-interest income:
Service charges on deposits	53,116	48,176	10%
Card-based fees	42,455	40,670	4%
Financial services and trust revenue	14,943	10,460	43%
Residential mortgage banking revenue, net	17,150	12,577	36%
Gain on sale of debt securities, net	14	4	250%
Gain (loss) on equity securities, net	1,032	(336)	nm
(Loss) gain on loan and lease sales, net	(1,134)	3,253	(135)%
BOLI income	14,018	11,293	24%
Other income	19,625	12,297	60%
Total non-interest income	161,219	138,394	16%
Non-interest expense:
Salaries and employee benefits	446,872	458,531	(3)%
Occupancy and equipment, net	135,494	135,320	0%
Intangible amortization	90,376	78,092	16%
FDIC assessments	33,456	28,892	16%
Merger and restructuring expense	21,483	164,485	(87)%
Other expenses	110,437	110,204	0%
Total non-interest expense	838,118	975,524	(14)%
Income before provision for income taxes	526,405	344,128	53%
Provision for income taxes	135,999	88,944	53%
Net income	$390,406	$255,184	53%

Weighted average basic shares outstanding	208,435	190,997	9%
Weighted average diluted shares outstanding	209,137	191,546	9%
Earnings per common share – basic	$1.87	$1.34	40%
Earnings per common share – diluted	$1.87	$1.33	41%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Consolidated Balance Sheets
(Unaudited)
						% Change
($ in thousands, except per share data)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$591,364	$515,263	$440,215	$498,496	$492,474	15%	20%
Interest-bearing cash and temporary investments	1,519,658	1,553,568	1,760,902	1,664,038	1,911,221	(2)%	(20)%
Investment securities:
Equity and other, at fair value	79,996	77,221	77,203	76,995	73,638	4%	9%
Available for sale, at fair value	8,676,807	8,503,000	8,616,545	8,829,870	8,503,986	2%	2%
Held to maturity, at amortized cost	2,159	2,203	2,247	2,300	2,344	(2)%	(8)%
Loans held for sale	66,639	56,310	47,201	30,715	60,313	18%	10%
Loans and leases	37,503,002	37,709,987	37,642,413	37,441,951	37,170,598	(1)%	1%
Allowance for credit losses on loans and leases	(420,054)	(418,671)	(414,344)	(440,871)	(416,560)	—%	1%
Net loans and leases	37,082,948	37,291,316	37,228,069	37,001,080	36,754,038	(1)%	1%
Restricted equity securities	116,274	116,274	116,274	179,274	168,524	—%	(31)%
Premises and equipment, net	338,107	337,842	336,869	338,970	337,855	—%	—%
Operating lease right-of-use assets	106,224	108,278	113,833	115,811	114,220	(2)%	(7)%
Goodwill	1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Other intangible assets, net	513,303	542,358	571,588	603,679	636,883	(5)%	(19)%
Residential mortgage servicing rights, at fair value	101,919	110,039	110,444	109,243	117,640	(7)%	(13)%
Bank-owned life insurance	691,160	686,485	682,293	680,948	648,232	1%	7%
Deferred tax asset, net	286,432	361,773	356,031	347,203	469,841	(21)%	(39)%
Other assets	706,375	756,319	735,058	665,740	673,372	(7)%	5%
Total assets	$51,908,599	$52,047,483	$52,224,006	$52,173,596	$51,993,815	—%	—%
Liabilities:
Deposits
Non-interest-bearing	$13,534,065	$13,481,616	$13,808,554	$14,256,452	$15,532,948	—%	(13)%
Interest-bearing	27,980,623	28,041,656	27,897,606	27,350,568	26,091,420	—%	7%
Total deposits	41,514,688	41,523,272	41,706,160	41,607,020	41,624,368	—%	—%
Securities sold under agreements to repurchase	183,833	197,860	213,573	252,119	258,383	(7)%	(29)%
Borrowings	3,650,000	3,900,000	3,900,000	3,950,000	3,985,000	(6)%	(8)%
Junior subordinated debentures, at fair value	311,896	310,187	309,544	316,440	331,545	1%	(6)%
Junior and other subordinated debentures, at amortized cost	107,725	107,781	107,838	107,895	107,952	—%	—%
Operating lease liabilities	121,298	123,082	129,240	130,576	129,845	(1)%	(7)%
Other liabilities	745,331	908,629	900,406	814,512	924,560	(18)%	(19)%
Total liabilities	46,634,771	47,070,811	47,266,761	47,178,562	47,361,653	(1)%	(2)%
Shareholders' equity:
Common stock	5,812,237	5,807,041	5,802,322	5,802,747	5,798,167	—%	—%
Accumulated deficit	(304,525)	(374,687)	(418,946)	(467,571)	(485,576)	(19)%	(37)%
Accumulated other comprehensive loss	(233,884)	(455,682)	(426,131)	(340,142)	(680,429)	(49)%	(66)%
Total shareholders' equity	5,273,828	4,976,672	4,957,245	4,995,034	4,632,162	6%	14%
Total liabilities and shareholders' equity	$51,908,599	$52,047,483	$52,224,006	$52,173,596	$51,993,815	—%	—%

Common shares outstanding at period end	209,532	209,459	209,370	208,585	208,575	—%	—%

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Quarter Ended					% Change
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Per Common Share Data:
Dividends	$0.36	$0.36	$0.36	$0.36	$0.36	—%	—%
Book value	$25.17	$23.76	$23.68	$23.95	$22.21	6%	13%
Tangible book value (1)	$17.81	$16.26	$16.03	$16.12	$14.22	10%	25%

Performance Ratios:
Efficiency ratio (2)	54.56%	59.02%	60.57%	64.81%	57.82%	(4.46)	(3.26)
Non-interest expense to average assets (1)	2.08%	2.16%	2.22%	2.58%	2.28%	(0.08)	(0.20)
Return on average assets ("ROAA")	1.12%	0.93%	0.96%	0.72%	1.02%	0.19	0.10
Pre-provision net revenue ("PPNR") ROAA (1)	1.72%	1.49%	1.44%	1.39%	1.65%	0.23	0.07
Return on average common equity	11.36%	9.85%	10.01%	7.90%	11.07%	1.51	0.29
Return on average tangible common equity (1)	16.34%	14.55%	14.82%	12.19%	16.93%	1.79	(0.59)

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2), (5), (6)	53.89%	53.56%	56.97%	57.31%	51.26%	0.33	2.63
Operating non-interest expense to average assets (1)	2.05%	2.03%	2.14%	2.25%	2.10%	0.02	(0.05)
Operating ROAA (1), (6)	1.10%	1.08%	1.04%	0.89%	1.23%	0.02	(0.13)
Operating PPNR ROAA (1), (6)	1.69%	1.70%	1.55%	1.62%	1.94%	(0.01)	(0.25)
Operating return on average common equity (1), (6)	11.15%	11.47%	10.89%	9.81%	13.40%	(0.32)	(2.25)
Operating return on average tangible common equity (1), (6)	16.04%	16.96%	16.12%	15.14%	20.48%	(0.92)	(4.44)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.22%	6.20%	6.13%	6.13%	6.08%	0.02	0.14
Yield on earning assets (2)	5.78%	5.80%	5.69%	5.75%	5.65%	(0.02)	0.13
Cost of interest bearing deposits	2.95%	2.97%	2.88%	2.54%	2.01%	(0.02)	0.94
Cost of interest bearing liabilities	3.29%	3.31%	3.25%	3.02%	2.72%	(0.02)	0.57
Cost of total deposits	1.99%	2.01%	1.92%	1.63%	1.23%	(0.02)	0.76
Cost of total funding (3)	2.32%	2.34%	2.27%	2.05%	1.81%	(0.02)	0.51
Net interest margin (2)	3.56%	3.56%	3.52%	3.78%	3.91%	—	(0.35)
Average interest bearing cash / Average interest earning assets	3.74%	3.51%	3.56%	3.64%	5.17%	0.23	(1.43)
Average loans and leases / Average interest earning assets	77.91%	78.27%	77.87%	78.04%	75.64%	(0.36)	2.27
Average loans and leases / Average total deposits	90.42%	90.61%	90.41%	89.91%	90.63%	(0.19)	(0.21)
Average non-interest bearing deposits / Average total deposits	32.52%	32.54%	33.29%	35.88%	38.55%	(0.02)	(6.03)
Average total deposits / Average total funding (3)	90.25%	90.15%	90.09%	90.02%	86.66%	0.10	3.59

Select Credit & Capital Ratios:
Non-performing loans and leases to total loans and leases	0.44%	0.41%	0.38%	0.30%	0.28%	0.03	0.16
Non-performing assets to total assets	0.32%	0.30%	0.28%	0.22%	0.20%	0.02	0.12
Allowance for credit losses to loans and leases	1.17%	1.16%	1.16%	1.24%	1.18%	0.01	(0.01)
Total risk-based capital ratio (4)	12.5%	12.2%	12.0%	11.9%	11.6%	0.30	0.90
Common equity tier 1 risk-based capital ratio (4)	10.3%	10.0%	9.8%	9.6%	9.5%	0.30	0.80
(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) Estimated holding company ratios.
(5) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.
(6) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes adding the FDIC special assessment to the non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Financial Highlights
(Unaudited)
	Nine Months Ended		% Change
	Sep 30, 2024	Sep 30, 2023	Year over Year
Per Common Share Data:
Dividends	$1.08	$1.07	0.93%

Performance Ratios:
Efficiency ratio (2)	57.99%	65.87%	(7.88)
Non-interest expense to average assets (1)	2.15%	2.68%	(0.53)
Return on average assets	1.00%	0.70%	0.30
PPNR ROAA (1)	1.55%	1.38%	0.17
Return on average common equity	10.42%	7.77%	2.65
Return on average tangible common equity (1)	15.27%	11.21%	4.06

Performance Ratios - Operating: (1)
Operating efficiency ratio, as adjusted (1), (2), (4), (5)	54.80%	52.70%	2.10
Operating non-interest expense to average assets (1)	2.07%	2.21%	(0.14)
Operating ROAA (1), (5)	1.07%	1.11%	(0.04)
Operating PPNR ROAA (1), (5)	1.65%	1.91%	(0.26)
Operating return on average common equity (1), (5)	11.17%	12.34%	(1.17)
Operating return on average tangible common equity (1), (5)	16.36%	17.80%	(1.44)

Average Balance Sheet Yields, Rates, & Ratios:
Yield on loans and leases	6.18%	5.88%	0.30
Yield on earning assets (2)	5.76%	5.46%	0.30
Cost of interest bearing deposits	2.93%	1.68%	1.25
Cost of interest bearing liabilities	3.28%	2.38%	0.90
Cost of total deposits	1.97%	1.02%	0.95
Cost of total funding (3)	2.31%	1.56%	0.75
Net interest margin (2)	3.55%	3.96%	(0.41)
Average interest bearing cash / Average interest earning assets	3.61%	5.05%	(1.44)
Average loans and leases / Average interest earning assets	78.02%	76.91%	1.11
Average loans and leases / Average total deposits	90.48%	91.42%	(0.94)
Average non-interest bearing deposits / Average total deposits	32.78%	39.28%	(6.50)
Average total deposits / Average total funding (3)	90.16%	87.53%	2.63

(1) See GAAP to Non-GAAP Reconciliation.
(2) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(3) Total funding = Total deposits + Total borrowings.
(4) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.
(5) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes adding the FDIC special assessment to the non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Loan & Lease Portfolio Balances and Mix
(Unaudited)
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$6,391,806	$6,407,351	$6,557,768	$6,482,940	$6,490,638	—%	(2)%
Owner occupied term, net	5,210,485	5,230,511	5,231,676	5,195,605	5,235,227	—%	—%
Multifamily, net	5,779,737	5,868,848	5,828,960	5,704,734	5,684,495	(2)%	2%
Construction & development, net	1,988,923	1,946,693	1,728,652	1,747,302	1,669,918	2%	19%
Residential development, net	244,579	269,106	284,117	323,899	354,922	(9)%	(31)%
Commercial:
Term, net	5,429,209	5,559,548	5,544,450	5,536,765	5,437,915	(2)%	—%
Lines of credit & other, net	2,640,669	2,558,633	2,491,557	2,430,127	2,353,548	3%	12%
Leases & equipment finance, net	1,670,427	1,701,943	1,706,759	1,729,512	1,728,991	(2)%	(3)%
Residential:
Mortgage, net	5,944,734	5,992,163	6,128,884	6,157,166	6,121,838	(1)%	(3)%
Home equity loans & lines, net	2,017,336	1,982,786	1,950,421	1,938,166	1,899,948	2%	6%
Consumer & other, net	185,097	192,405	189,169	195,735	193,158	(4)%	(4)%
Total loans and leases, net of deferred fees and costs	$37,503,002	$37,709,987	$37,642,413	$37,441,951	$37,170,598	(1)%	1%

Loans and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	17%	17%	17%
Owner occupied term, net	14%	14%	14%	14%	14%
Multifamily, net	15%	15%	15%	15%	15%
Construction & development, net	5%	5%	5%	5%	4%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	15%	15%	15%	15%	15%
Lines of credit & other, net	7%	6%	6%	6%	6%
Leases & equipment finance, net	4%	5%	5%	5%	5%
Residential:
Mortgage, net	16%	16%	16%	16%	17%
Home equity loans & lines, net	5%	5%	5%	5%	5%
Consumer & other, net	1%	1%	1%	1%	1%
Total	100%	100%	100%	100%	100%

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Deposit Portfolio Balances and Mix
(Unaudited)
	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	% Change
($ in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$13,534,065	$13,481,616	$13,808,554	$14,256,452	$15,532,948	0%	(13)%
Demand, interest bearing	8,444,424	8,195,284	8,095,211	8,044,432	6,898,831	3%	22%
Money market	11,351,066	10,927,813	10,822,498	10,324,454	10,349,217	4%	10%
Savings	2,450,924	2,508,598	2,640,060	2,754,113	3,018,706	(2)%	(19)%
Time	5,734,209	6,409,961	6,339,837	6,227,569	5,824,666	(11)%	(2)%
Total	$41,514,688	$41,523,272	$41,706,160	$41,607,020	$41,624,368	—%	—%

Total core deposits (1)	$37,774,870	$37,159,069	$37,436,569	$37,423,402	$37,597,830	2%	0%

Deposit mix:
Demand, non-interest bearing	33%	33%	34%	34%	37%
Demand, interest bearing	20%	20%	19%	19%	17%
Money market	27%	26%	26%	25%	25%
Savings	6%	6%	6%	7%	7%
Time	14%	15%	15%	15%	14%
Total	100%	100%	100%	100%	100%

(1) Core deposits are defined as total deposits less time deposits greater than $250,000 and all brokered deposits.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Non-performing assets: (1)
Loans and leases on non-accrual status:
Commercial real estate, net	$37,332	$37,584	$39,736	$28,689	$26,053	(1)%	43%
Commercial, net	61,464	54,986	58,960	45,682	44,341	12%	39%
Total loans and leases on non-accrual status	98,796	92,570	98,696	74,371	70,394	7%	40%
Loans and leases past due 90+ days and accruing: (2)
Commercial real estate, net	136	—	253	870	71	nm	92%
Commercial, net	6,012	5,778	10,733	8,232	8,606	4%	(30)%
Residential, net (2)	59,961	54,525	31,916	29,102	25,180	10%	138%
Consumer & other, net	317	220	437	326	240	44%	32%
Total loans and leases past due 90+ days and accruing (2)	66,426	60,523	43,339	38,530	34,097	10%	95%
Total non-performing loans and leases (1), (2)	165,222	153,093	142,035	112,901	104,491	8%	58%
Other real estate owned	2,395	2,839	1,762	1,036	1,170	(16)%	105%
Total non-performing assets (1), (2)	$167,617	$155,932	$143,797	$113,937	$105,661	7%	59%

Loans and leases past due 31-89 days	$67,310	$85,998	$109,673	$85,235	$82,918	(22)%	(19)%
Loans and leases past due 31-89 days to total loans and leases	0.18%	0.23%	0.29%	0.23%	0.22%	(0.05)	(0.04)
Non-performing loans and leases to total loans and leases (1), (2)	0.44%	0.41%	0.38%	0.30%	0.28%	0.03	0.16
Non-performing assets to total assets (1), (2)	0.32%	0.30%	0.28%	0.22%	0.20%	0.02	0.12

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) Non-accrual and 90+ days past due loans include government guarantees of $65.8 million, $64.6 million, $43.0 million, $31.6 million, and $26.9 million at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.

(2) Excludes certain mortgage loans guaranteed by GNMA, which Columbia has the unilateral right to repurchase but has not done so, totaling $3.7 million, $1.0 million, $1.6 million, $1.0 million, and $700,000 at September 30, 2024, June 30, 2024, March 31, 2024, December 31, 2023, and September 30, 2023, respectively.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$418,671	$414,344	$440,871	$416,560	$404,603	1%	3%
Provision for credit losses on loans and leases	30,498	34,760	17,476	53,183	35,082	(12)%	(13)%
Charge-offs
Commercial real estate, net	—	(585)	(161)	(629)	—	nm	nm
Commercial, net	(32,645)	(33,561)	(47,232)	(31,949)	(26,629)	(3)%	23%
Residential, net	(936)	(504)	(490)	(89)	(206)	86%	354%
Consumer & other, net	(1,395)	(1,551)	(1,870)	(1,841)	(1,884)	(10)%	(26)%
Total charge-offs	(34,976)	(36,201)	(49,753)	(34,508)	(28,719)	(3)%	22%
Recoveries
Commercial real estate, net	44	551	358	35	31	(92)%	42%
Commercial, net	5,258	4,198	4,732	4,414	4,901	25%	7%
Residential, net	143	411	170	781	156	(65)%	(8)%
Consumer & other, net	416	608	490	406	506	(32)%	(18)%
Total recoveries	5,861	5,768	5,750	5,636	5,594	2%	5%
Net (charge-offs) recoveries
Commercial real estate, net	44	(34)	197	(594)	31	nm	42%
Commercial, net	(27,387)	(29,363)	(42,500)	(27,535)	(21,728)	(7)%	26%
Residential, net	(793)	(93)	(320)	692	(50)	nm	nm
Consumer & other, net	(979)	(943)	(1,380)	(1,435)	(1,378)	4%	(29)%
Total net charge-offs	(29,115)	(30,433)	(44,003)	(28,872)	(23,125)	(4)%	26%
Balance, end of period	$420,054	$418,671	$414,344	$440,871	$416,560	0%	1%
Reserve for unfunded commitments
Balance, beginning of period	$19,928	$22,868	$23,208	$21,482	$19,827	(13)%	1%
(Recapture) provision for credit losses on unfunded commitments	(1,729)	(2,940)	(340)	1,726	1,655	(41)%	(204)%
Balance, end of period	18,199	19,928	22,868	23,208	21,482	(9)%	(15)%
Total Allowance for credit losses (ACL)	$438,253	$438,599	$437,212	$464,079	$438,042	0%	—%

Net charge-offs to average loans and leases (annualized)	0.31%	0.32%	0.47%	0.31%	0.25%	(0.01)	0.06
Recoveries to gross charge-offs	16.76%	15.93%	11.56%	16.33%	19.48%	0.83	(2.72)
ACLLL to loans and leases	1.12%	1.11%	1.10%	1.18%	1.12%	0.01	—
ACL to loans and leases	1.17%	1.16%	1.16%	1.24%	1.18%	0.01	(0.01)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Nine Months Ended		% Change
($ in thousands)	Sep 30, 2024	Sep 30, 2023	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$440,871	$301,135	46%
Initial ACL recorded for PCD loans acquired during the period	—	26,492	(100)%
Provision for credit losses on loans and leases (1)	82,734	156,796	(47)%
Charge-offs
Commercial real estate, net	(746)	(174)	329%
Commercial, net	(113,438)	(77,913)	46%
Residential, net	(1,930)	(458)	321%
Consumer & other, net	(4,816)	(3,921)	23%
Total charge-offs	(120,930)	(82,466)	47%
Recoveries
Commercial real estate, net	953	298	220%
Commercial, net	14,188	12,470	14%
Residential, net	724	342	112%
Consumer & other, net	1,514	1,493	1%
Total recoveries	17,379	14,603	19%
Net (charge-offs) recoveries
Commercial real estate, net	207	124	67%
Commercial, net	(99,250)	(65,443)	52%
Residential, net	(1,206)	(116)	nm
Consumer & other, net	(3,302)	(2,428)	36%
Total net charge-offs	(103,551)	(67,863)	53%
Balance, end of period	$420,054	$416,560	1%
Reserve for unfunded commitments
Balance, beginning of period	$23,208	$14,221	63%
Initial ACL recorded for unfunded commitments acquired during the period	—	5,767	(100)%
Recapture for credit losses on unfunded commitments	(5,009)	1,494	(435)%
Balance, end of period	18,199	21,482	(15)%
Total Allowance for credit losses (ACL)	$438,253	$438,042	0%

Net charge-offs to average loans and leases (annualized)	0.37%	0.26%	0.11
Recoveries to gross charge-offs	14.37%	17.71%	(3.34)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1) For the nine months ended September 30, 2023, the provision for credit losses on loans and leases includes $88.4 million initial provision related to non-PCD loans acquired during the period.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Quarter Ended
	September 30, 2024			June 30, 2024			September 30, 2023
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$67,764	$1,122	6.62%	$101,516	$1,628	6.42%	$199,855	$1,741	3.49%
Loans and leases (1)	37,543,561	587,481	6.22%	37,663,396	582,246	6.20%	37,050,518	567,929	6.08%
Taxable securities	7,943,391	78,755	3.97%	7,839,202	81,723	4.17%	8,356,165	85,007	4.07%
Non-taxable securities (2)	828,362	7,821	3.78%	825,030	7,889	3.82%	844,417	8,085	3.83%
Temporary investments and interest-bearing cash	1,802,396	24,683	5.45%	1,688,602	23,035	5.49%	2,530,150	34,407	5.40%
Total interest-earning assets (1), (2)	48,185,474	$699,862	5.78%	48,117,746	$696,521	5.80%	48,981,105	$697,169	5.65%
Goodwill and other intangible assets	1,559,696			1,588,239			1,684,093
Other assets	2,263,847			2,275,570			2,346,163
Total assets	$52,009,017			$51,981,555			$53,011,361
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,312,685	$57,237	2.74%	$8,147,516	$53,890	2.66%	$6,578,849	$25,209	1.52%
Money market deposits	11,085,499	77,948	2.80%	10,849,259	76,466	2.83%	10,249,028	50,039	1.94%
Savings deposits	2,480,170	1,085	0.17%	2,555,458	929	0.15%	3,109,779	1,253	0.16%
Time deposits	6,140,692	71,757	4.65%	6,488,923	76,022	4.71%	5,184,089	50,473	3.86%
Total interest-bearing deposits	28,019,046	208,027	2.95%	28,041,156	207,307	2.97%	25,121,745	126,974	2.01%
Repurchase agreements and federal funds purchased	194,805	1,121	2.29%	224,973	1,515	2.71%	268,444	1,220	1.80%
Borrowings	3,873,913	49,636	5.10%	3,900,000	49,418	5.10%	5,603,207	77,080	5.46%
Junior and other subordinated debentures	417,393	9,894	9.43%	417,329	9,847	9.49%	420,582	9,864	9.30%
Total interest-bearing liabilities	32,505,157	$268,678	3.29%	32,583,458	$268,087	3.31%	31,413,978	$215,138	2.72%
Non-interest-bearing deposits	13,500,235			13,526,483			15,759,720
Other liabilities	885,033			963,375			970,688
Total liabilities	46,890,425			47,073,316			48,144,386
Common equity	5,118,592			4,908,239			4,866,975
Total liabilities and shareholders' equity	$52,009,017			$51,981,555			$53,011,361
NET INTEREST INCOME (2)		$431,184			$428,434			$482,031
NET INTEREST SPREAD (2)			2.49%			2.49%			2.93%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.56%			3.56%			3.91%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $966,000 for the three months ended September 30, 2024, as compared to $985,000 for the three months ended June 30, 2024 and $1.2 million for the three months ended September 30, 2023.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Consolidated Average Balance Sheets, Net Interest Income, and Yields/Rates
(Unaudited)
	Nine Months Ended
	September 30, 2024			September 30, 2023
($ in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$66,614	$3,275	6.56%	$100,753	$3,222	4.26%
Loans and leases (1)	37,601,142	1,744,246	6.18%	34,765,319	1,532,652	5.88%
Taxable securities	7,954,491	239,202	4.01%	7,336,862	207,072	3.76%
Non-taxable securities (2)	834,887	23,596	3.77%	717,064	20,163	3.75%
Temporary investments and interest-bearing cash	1,737,501	71,271	5.48%	2,283,461	87,604	5.13%
Total interest-earning assets (1), (2)	48,194,635	$2,081,590	5.76%	45,203,459	$1,850,713	5.46%
Goodwill and other intangible assets	1,588,916			1,345,833
Other assets	2,241,239			2,159,775
Total assets	$52,024,790			$48,709,067
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$8,165,718	$162,505	2.66%	$5,829,737	$52,301	1.20%
Money market deposits	10,849,807	226,911	2.79%	9,857,001	123,980	1.68%
Savings deposits	2,574,318	2,729	0.14%	3,032,653	2,686	0.12%
Time deposits	6,344,727	221,624	4.67%	4,371,643	112,028	3.43%
Total interest-bearing deposits	27,934,570	613,769	2.93%	23,091,034	290,995	1.68%
Repurchase agreements and federal funds purchased	217,067	3,902	2.40%	277,896	2,697	1.30%
Borrowings	3,898,175	150,329	5.15%	4,726,335	186,848	5.29%
Junior and other subordinated debentures	419,409	29,628	9.44%	414,855	27,605	8.90%
Total interest-bearing liabilities	32,469,221	$797,628	3.28%	28,510,120	$508,145	2.38%
Non-interest-bearing deposits	13,622,319			14,937,028
Other liabilities	928,597			872,370
Total liabilities	47,020,137			44,319,518
Common equity	5,004,653			4,389,549
Total liabilities and shareholders' equity	$52,024,790			$48,709,067
NET INTEREST INCOME (2)		$1,283,962			$1,342,568
NET INTEREST SPREAD (2)			2.48%			3.08%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.55%			3.96%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income was adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $2.9 million for the nine months ended September 30, 2024, as compared to $3.0 million for the same period in 2023.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
($ in thousands)	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$5,225	$3,452	$2,920	$2,686	$2,442	51%	114%
Servicing	6,012	5,952	6,021	5,966	8,887	1%	(32)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,127)	(3,183)	(3,153)	(3,215)	(4,801)	(2)%	(35)%
Changes due to valuation inputs or assumptions	(6,540)	1,238	3,117	(6,251)	5,308	nm	(223)%
MSR hedge gain (loss)	5,098	(1,611)	(4,271)	5,026	(4,733)	nm	nm
Total	$6,668	$5,848	$4,634	$4,212	$7,103	14%	(6)%

Closed loan volume for-sale	$161,094	$140,875	$86,903	$87,033	$103,333	14%	56%
Gain on sale margin	3.24%	2.45%	3.36%	3.09%	2.36%	0.79	0.88

Residential mortgage servicing rights:
Balance, beginning of period	$110,039	$110,444	$109,243	$117,640	$172,929	—%	(36)%
Additions for new MSR capitalized	1,547	1,540	1,237	920	1,658	—%	(7)%
Sale of MSR assets	—	—	—	149	(57,454)	nm	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(3,127)	(3,183)	(3,153)	(3,215)	(4,801)	(2)%	(35)%
Changes due to valuation inputs or assumptions	(6,540)	1,238	3,117	(6,251)	5,308	nm	(223)%
Balance, end of period	$101,919	$110,039	$110,444	$109,243	$117,640	(7)%	(13)%

Residential mortgage loans serviced for others	$7,965,538	$8,120,046	$8,081,039	$8,175,664	$8,240,950	(2)%	(3)%
MSR as % of serviced portfolio	1.28%	1.36%	1.37%	1.34%	1.43%	(0.08)	(0.15)

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
Residential Mortgage Banking Activity
(Unaudited)
	Nine Months Ended		% Change
($ in thousands)	Sep 30, 2024	Sep 30, 2023	Year over Year
Residential mortgage banking revenue:
Origination and sale	$11,597	$9,195	26%
Servicing	17,985	27,451	(34)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(9,463)	(14,479)	(35)%
Changes due to valuation inputs or assumptions	(2,185)	129	nm
MSR hedge loss	(784)	(9,719)	(92)%
Total	$17,150	$12,577	36%

Closed loan volume for-sale	$388,872	$354,535	10%
Gain on sale margin	2.98%	2.59%	0.39

Residential mortgage servicing rights:
Balance, beginning of period	$109,243	$185,017	(41)%
Additions for new MSR capitalized	4,324	4,427	(2)%
Sale of MSR assets	—	(57,454)	nm
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(9,463)	(14,479)	(35)%
Changes due to valuation inputs or assumptions	(2,185)	129	nm
Balance, end of period	$101,919	$117,640	(13)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"), this press release contains certain non-GAAP financial measures. The Company believes presenting certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends, and our financial position. We utilize these measures for internal planning and forecasting purposes, and operating pre-provision net revenue and operating return on tangible common equity are also used as part of our incentive compensation program for our executive officers. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitution for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Total shareholders' equity	a	$5,273,828	$4,976,672	$4,957,245	$4,995,034	$4,632,162	6%	14%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		513,303	542,358	571,588	603,679	636,883	(5)%	(19)%
Tangible common shareholders' equity	b	$3,731,291	$3,405,080	$3,356,423	$3,362,121	$2,966,045	10%	26%

Total assets	c	$51,908,599	$52,047,483	$52,224,006	$52,173,596	$51,993,815	—%	—%
Less: Goodwill		1,029,234	1,029,234	1,029,234	1,029,234	1,029,234	—%	—%
Less: Other intangible assets, net		513,303	542,358	571,588	603,679	636,883	(5)%	(19)%
Tangible assets	d	$50,366,062	$50,475,891	$50,623,184	$50,540,683	$50,327,698	—%	—%
Common shares outstanding at period end	e	209,532	209,459	209,370	208,585	208,575	—%	—%

Total shareholders' equity to total assets ratio	a / c	10.16%	9.56%	9.49%	9.57%	8.91%	0.60	1.25
Tangible common equity to tangible assets ratio	b / d	7.41%	6.75%	6.63%	6.65%	5.89%	0.66	1.52
Book value per common share	a / e	$25.17	$23.76	$23.68	$23.95	$22.21	6%	13%
Tangible book value per common share	b / e	$17.81	$16.26	$16.03	$16.12	$14.22	10%	25%

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Non-Interest Income Adjustments
Gain (loss) on sale of debt securities, net		$3	$(1)	$12	$9	$4	nm	(25)%
Gain (loss) on equity securities, net		2,272	325	(1,565)	2,636	(2,055)	nm	nm
(Loss) gain on swap derivatives		(3,596)	424	1,197	(8,042)	5,700	nm	(163)%
Change in fair value of certain loans held for investment		9,365	(10,114)	(2,372)	19,354	(19,247)	nm	nm
Change in fair value of MSR due to valuation inputs or assumptions		(6,540)	1,238	3,117	(6,251)	5,308	nm	(223)%
MSR hedge gain (loss)		5,098	(1,611)	(4,271)	5,026	(4,733)	nm	nm
Total non-interest income adjustments	a	$6,602	$(9,739)	$(3,882)	$12,732	$(15,023)	nm	nm

Non-Interest Expense Adjustments
Merger and restructuring expense		$2,364	$14,641	$4,478	$7,174	$18,938	(84)%	(88)%
Exit and disposal costs		631	1,218	1,272	2,791	4,017	(48)%	(84)%
FDIC special assessment (2)		—	884	4,848	32,923	—	(100)%	nm
Total non-interest expense adjustments	b	$2,995	$16,743	$10,598	$42,888	$22,955	(82)%	(87)%

Net interest income	c	$430,218	$427,449	$423,362	$453,623	$480,875	1%	(11)%

Non-interest income (GAAP)	d	$66,159	$44,703	$50,357	$65,533	$43,981	48%	50%
Less: Non-interest income adjustments	a	(6,602)	9,739	3,882	(12,732)	15,023	(168)%	(144)%
Operating non-interest income (non-GAAP)	e	$59,557	$54,442	$54,239	$52,801	$59,004	9%	1%

Revenue (GAAP)	f=c+d	$496,377	$472,152	$473,719	$519,156	$524,856	5%	(5)%
Operating revenue (non-GAAP)	g=c+e	$489,775	$481,891	$477,601	$506,424	$539,879	2%	(9)%

Non-interest expense (GAAP)	h	$271,358	$279,244	$287,516	$337,176	$304,147	(3)%	(11)%
Less: Non-interest expense adjustments	b	(2,995)	(16,743)	(10,598)	(42,888)	(22,955)	(82)%	(87)%
Operating non-interest expense (non-GAAP)	i	$268,363	$262,501	$276,918	$294,288	$281,192	2%	(5)%

Net income (GAAP)	j	$146,182	$120,144	$124,080	$93,531	$135,845	22%	8%
Provision for income taxes		50,068	40,944	44,987	33,540	48,127	22%	4%
Income before provision for income taxes		196,250	161,088	169,067	127,071	183,972	22%	7%
Provision for credit losses		28,769	31,820	17,136	54,909	36,737	(10)%	(22)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	225,019	192,908	186,203	181,980	220,709	17%	2%
Less: Non-interest income adjustments	a	(6,602)	9,739	3,882	(12,732)	15,023	(168)%	(144)%
Add: Non-interest expense adjustments	b	2,995	16,743	10,598	42,888	22,955	(82)%	(87)%
Operating PPNR (non-GAAP)	l	$221,412	$219,390	$200,683	$212,136	$258,687	1%	(14)%

Net income (GAAP)	j	$146,182	$120,144	$124,080	$93,531	$135,845	22%	8%
Less: Non-interest income adjustments	a	(6,602)	9,739	3,882	(12,732)	15,023	(168)%	(144)%
Add: Non-interest expense adjustments	b	2,995	16,743	10,598	42,888	22,955	(82)%	(87)%
Tax effect of adjustments		902	(6,621)	(3,620)	(7,539)	(9,482)	nm	nm
Operating net income (non-GAAP)	m	$143,477	$140,005	$134,940	$116,148	$164,341	2%	(13)%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands, except per share data)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Average assets	n	$52,009,017	$51,981,555	$52,083,973	$51,832,356	$53,011,361	—%	(2)%
Less: Average goodwill and other intangible assets, net		1,559,696	1,588,239	1,619,134	1,652,282	1,684,093	(2)%	(7)%
Average tangible assets	o	$50,449,321	$50,393,316	$50,464,839	$50,180,074	$51,327,268	—%	(2)%

Average common shareholders' equity	p	$5,118,592	$4,908,239	$4,985,875	$4,695,736	$4,866,975	4%	5%
Less: Average goodwill and other intangible assets, net		1,559,696	1,588,239	1,619,134	1,652,282	1,684,093	(2)%	(7)%
Average tangible common equity	q	$3,558,896	$3,320,000	$3,366,741	$3,043,454	$3,182,882	7%	12%

Weighted average basic shares outstanding	r	208,545	208,498	208,260	208,083	208,070	—%	—%
Weighted average diluted shares outstanding	s	209,454	209,011	208,956	208,739	208,645	—%	—%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$0.70	$0.58	$0.60	$0.45	$0.65	21%	8%
Earnings-per-share - diluted	j / s	$0.70	$0.57	$0.59	$0.45	$0.65	23%	8%
Efficiency ratio (1)	h / f	54.56%	59.02%	60.57%	64.81%	57.82%	(4.46)	(3.26)
Non-interest expense to average assets	h / n	2.08%	2.16%	2.22%	2.58%	2.28%	(0.08)	(0.20)
Return on average assets	j / n	1.12%	0.93%	0.96%	0.72%	1.02%	0.19	0.10
Return on average tangible assets	j / o	1.15%	0.96%	0.99%	0.74%	1.05%	0.19	0.10
PPNR return on average assets	k / n	1.72%	1.49%	1.44%	1.39%	1.65%	0.23	0.07
Return on average common equity	j / p	11.36%	9.85%	10.01%	7.90%	11.07%	1.51	0.29
Return on average tangible common equity	j / q	16.34%	14.55%	14.82%	12.19%	16.93%	1.79	(0.59)

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (2)	m / r	$0.69	$0.67	$0.65	$0.56	$0.79	3%	(13)%
Operating earnings-per-share - diluted (2)	m / s	$0.69	$0.67	$0.65	$0.56	$0.79	3%	(13)%
Operating efficiency ratio, as adjusted (1), (2), (3)	u / y	53.89%	53.56%	56.97%	57.31%	51.26%	0.33	2.63
Operating non-interest expense to average assets	i / n	2.05%	2.03%	2.14%	2.25%	2.10%	0.02	(0.05)
Operating return on average assets (2)	m / n	1.10%	1.08%	1.04%	0.89%	1.23%	0.02	(0.13)
Operating return on average tangible assets (2)	m / o	1.13%	1.12%	1.08%	0.92%	1.27%	0.01	(0.14)
Operating PPNR return on average assets (2)	l / n	1.69%	1.70%	1.55%	1.62%	1.94%	(0.01)	(0.25)
Operating return on average common equity (2)	m / p	11.15%	11.47%	10.89%	9.81%	13.40%	(0.32)	(2.25)
Operating return on average tangible common equity (2)	m / q	16.04%	16.96%	16.12%	15.14%	20.48%	(0.92)	(4.44)
(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Non-interest expense (GAAP)	h	$271,358	$279,244	$287,516	$337,176	$304,147	(3)%	(11)%
Less: Non-interest expense adjustments	b	(2,995)	(16,743)	(10,598)	(42,888)	(22,955)	(82)%	(87)%
Operating non-interest expense (non-GAAP)	i	268,363	262,501	276,918	294,288	281,192	2%	(5)%
Less: B&O taxes	t	(3,248)	(3,183)	(3,223)	(2,727)	(3,275)	2%	(1)%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$265,115	$259,318	$273,695	$291,561	$277,917	2%	(5)%

Net interest income (tax equivalent) (1)	v	$431,184	$428,434	$424,344	$454,730	$482,031	1%	(11)%
Non-interest income (GAAP)	d	66,159	44,703	50,357	65,533	43,981	48%	50%
Add: BOLI tax equivalent adjustment (1)	w	1,248	1,291	1,809	1,182	1,178	(3)%	6%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	498,591	474,428	476,510	521,445	527,190	5%	(5)%
Less: Non-interest income adjustments	a	(6,602)	9,739	3,882	(12,732)	15,023	(168)%	(144)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$491,989	$484,167	$480,392	$508,713	$542,213	2%	(9)%

Efficiency ratio (1)	h / f	54.56%	59.02%	60.57%	64.81%	57.82%	(4.46)	(3.26)
Operating efficiency ratio, as adjusted (non-GAAP) (1), (2), (3)	u / y	53.89%	53.56%	56.97%	57.31%	51.26%	0.33	2.63

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Nine Months Ended		% Change
($ in thousands)		Sep 30, 2024	Sep 30, 2023	Year over Year
Non-Interest Income Adjustments
Gain on sale of debt securities, net		$14	$4	250%
Gain (loss) on equity securities, net		1,032	(336)	nm
(Loss) gain on swap derivatives		(1,975)	3,445	(157)%
Change in fair value of certain loans held for investment		(3,121)	(16,724)	(81)%
Change in fair value of MSR due to valuation inputs or assumptions		(2,185)	129	nm
MSR hedge loss		(784)	(9,719)	(92)%
Total non-interest income adjustments	a	$(7,019)	$(23,201)	(70)%

Non-Interest Expense Adjustments
Merger and restructuring expense		$21,483	$164,485	(87)%
Exit and disposal costs		3,121	7,427	(58)%
FDIC special assessment (2)		5,732	—	nm
Total non-interest expense adjustments	b	$30,336	$171,912	(82)%

Net interest income	c	$1,281,029	$1,339,548	(4)%

Non-interest income (GAAP)	d	$161,219	$138,394	16%
Less: Non-interest income adjustments	a	7,019	23,201	(70)%
Operating non-interest income (non-GAAP)	e	$168,238	$161,595	4%

Revenue (GAAP)	f=c+d	$1,442,248	$1,477,942	(2)%
Operating revenue (non-GAAP)	g=c+e	$1,449,267	$1,501,143	(3)%

Non-interest expense (GAAP)	h	$838,118	$975,524	(14)%
Less: Non-interest expense adjustments	b	(30,336)	(171,912)	(82)%
Operating non-interest expense (non-GAAP)	i	$807,782	$803,612	1%

Net income (GAAP)	j	$390,406	$255,184	53%
Provision for income taxes		135,999	88,944	53%
Income before provision for income taxes		526,405	344,128	53%
Provision for credit losses		77,725	158,290	(51)%
Pre-provision net revenue (PPNR) (non-GAAP)	k	604,130	502,418	20%
Less: Non-interest income adjustments	a	7,019	23,201	(70)%
Add: Non-interest expense adjustments	b	30,336	171,912	(82)%
Operating PPNR (non-GAAP)	l	$641,485	$697,531	(8)%

Net income (GAAP)	j	$390,406	$255,184	53%
Less: Non-interest income adjustments	a	7,019	23,201	(70)%
Add: Non-interest expense adjustments	b	30,336	171,912	(82)%
Tax effect of adjustments		(9,339)	(45,028)	(79)%
Operating net income (non-GAAP)	m	$418,422	$405,269	3%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Nine Months Ended		% Change
($ in thousands)		Sep 30, 2024	Sep 30, 2023	Year over Year
Average assets	n	$52,024,790	$48,709,067	7%
Less: Average goodwill and other intangible assets, net		1,588,916	1,345,833	18%
Average tangible assets	o	$50,435,874	$47,363,234	6%

Average common shareholders' equity	p	$5,004,653	$4,389,549	14%
Less: Average goodwill and other intangible assets, net		1,588,916	1,345,833	18%
Average tangible common equity	q	$3,415,737	$3,043,716	12%

Weighted average basic shares outstanding	r	208,435	190,997	9%
Weighted average diluted shares outstanding	s	209,137	191,546	9%

Select Per-Share & Performance Metrics
Earnings-per-share - basic	j / r	$1.87	$1.34	40%
Earnings-per-share - diluted	j / s	$1.87	$1.33	41%
Efficiency ratio (1)	h / f	57.99%	65.87%	(7.88)
Non-interest expense to average assets	h/n	2.15%	2.68%	(0.53)
Return on average assets	j / n	1.00%	0.70%	0.30
Return on average tangible assets	j / o	1.03%	0.72%	0.31
PPNR return on average assets	k/n	1.55%	1.38%	0.17
Return on average common equity	j / p	10.42%	7.77%	2.65
Return on average tangible common equity	j / q	15.27%	11.21%	4.06

Operating Per-Share & Performance Metrics
Operating earnings-per-share - basic (2)	m / r	$2.01	$2.12	(5)%
Operating earnings-per-share - diluted (2)	m / s	$2.00	$2.12	(6)%
Operating efficiency ratio, as adjusted (1), (2), (3)	u / y	54.80%	52.70%	2.10
Operating non-interest expense to average assets	i/n	2.07%	2.21%	(0.14)
Operating return on average assets (2)	m / n	1.07%	1.11%	(0.04)
Operating return on average tangible assets (2)	m / o	1.11%	1.14%	(0.03)
Operating PPNR return on average assets (2)	l / n	1.65%	1.91%	(0.26)
Operating return on average common equity (2)	m / p	11.17%	12.34%	(1.17)
Operating return on average tangible common equity (2)	m / q	16.36%	17.80%	(1.44)

(1) Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
Operating Efficiency Ratio, as adjusted
(Unaudited)
		Nine Months Ended		% change
($ in thousands)		Sep 30, 2024	Sep 30, 2023	Year over Year
Non-interest expense (GAAP)	h	$838,118	$975,524	(14)%
Less: Non-interest expense adjustments	b	(30,336)	(171,912)	(82)%
Operating non-interest expense (non-GAAP)	i	807,782	803,612	1%
Less: B&O taxes	t	(9,654)	(9,051)	7%
Operating non-interest expense, excluding B&O taxes (non-GAAP)	u	$798,128	$794,561	—%

Net interest income (tax equivalent) (1)	v	$1,283,962	$1,342,568	(4)%
Non-interest income (GAAP)	d	161,219	138,394	16%
Add: BOLI tax equivalent adjustment (1)	w	4,348	3,495	24%
Total Revenue, excluding BOLI tax equivalent adjustments (tax equivalent)	x	1,449,529	1,484,457	(2)%
Less: Non-interest income adjustments	a	7,019	23,201	(70)%
Total Adjusted Operating Revenue, excluding BOLI tax equivalent adjustments (tax equivalent) (non-GAAP)	y	$1,456,548	$1,507,658	(3)%

Efficiency ratio (1)	h /f	57.99%	65.87%	(7.88)
Operating efficiency ratio, as adjusted (non-GAAP) (1), (2), (3)	u / y	54.80%	52.70%	2.10

(1) Tax-exempt income was adjusted to a taxable equivalent basis using a 21% tax rate and added to stated revenue for this calculation.
(2) Non-interest expense adjustments were revised subsequent to the Company's reporting of its earnings results for the period ended December 31, 2023. The revision includes the FDIC special assessment in non-interest expense adjustments, which removes the special assessment from the Company's calculation of operating non-interest expense. The Company views the special assessment as an infrequent expense that is outside the control of the Company.
(3) The operating efficiency ratio was adjusted in the first quarter of 2024 to remove B&O taxes and for a tax-equivalent adjustment to BOLI income. The Company views the adjusted operating efficiency ratio as a better representation of its efficiency ratio when compared to other banks as it normalizes for the tax treatment of the adjusted items. The adjustment re-aligns Columbia's calculation of its operating efficiency ratio with its pre-merger calculation.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Loans and leases interest income	a	$587,481	$582,246	$574,519	$577,092	$567,929	1%	3%
Less: Acquired loan accretion - rate related (2), (3)	b	21,963	24,942	23,482	26,914	28,963	(12)%	(24)%
Less: Acquired loan accretion - credit related (3)	c	4,127	4,835	5,119	5,430	6,370	(15)%	(35)%
Adjusted loans and leases interest income	d=a-b-c	$561,391	$552,469	$545,918	$544,748	$532,596	2%	5%

Taxable securities interest income	e	$78,755	$81,723	$78,724	$82,872	$85,007	(4)%	(7)%
Less: Acquired taxable securities accretion - rate related	f	35,359	40,120	31,527	34,290	39,219	(12)%	(10)%
Adjusted Taxable securities interest income	g=e-f	$43,396	$41,603	$47,197	$48,582	$45,788	4%	(5)%

Non-taxable securities interest income (1)	h	$7,821	$7,889	$7,886	$8,073	$8,085	(1)%	(3)%
Less: Acquired non-taxable securities accretion - rate related	i	2,241	2,256	2,270	2,309	2,288	(1)%	(2)%
Adjusted Taxable securities interest income (1)	j=h-i	$5,580	$5,633	$5,616	$5,764	$5,797	(1)%	(4)%

Interest income (1)	k	$699,862	$696,521	$685,207	$692,741	$697,169	—%	—%
Less: Acquired loan and securities accretion - rate related (3)	l=b+f+i	59,563	67,318	57,279	63,513	70,470	(12)%	(15)%
Less: Acquired loan accretion - credit related (3)	c	4,127	4,835	5,119	5,430	6,370	(15)%	(35)%
Adjusted interest income (1)	m=k-l-c	$636,172	$624,368	$622,809	$623,798	$620,329	2%	3%

Interest-bearing deposits interest expense	n	$208,027	$207,307	$198,435	$170,659	$126,974	—%	64%
Less: Acquired deposit accretion	o	—	—	—	(187)	(373)	nm	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$208,027	$207,307	$198,435	$170,846	$127,347	—%	63%

Interest expense	q	$268,678	$268,087	$260,863	$238,011	$215,138	—%	25%
Less: Acquired interest-bearing liabilities accretion (2)	r	(57)	(57)	(57)	(244)	(430)	—%	(87)%
Adjusted interest expense	s=q-r	$268,735	$268,144	$260,920	$238,255	$215,568	—%	25%

Net Interest Income (1)	t	$431,184	$428,434	$424,344	$454,730	$482,031	1%	(11)%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	59,620	67,375	57,336	63,757	70,900	(12)%	(16)%
Less: Acquired loan accretion - credit related (3)	c	4,127	4,835	5,119	5,430	6,370	(15)%	(35)%
Adjusted net interest income (1)	v=t-u-c	$367,437	$356,224	$361,889	$385,543	$404,761	3%	(9)%

Average loans and leases	aa	37,543,561	37,663,396	37,597,101	37,333,310	37,050,518	—%	1%
Average taxable securities	ab	7,943,391	7,839,202	8,081,003	7,903,053	8,356,165	1%	(5)%
Average non-taxable securities	ac	828,362	825,030	851,342	809,551	844,417	—%	(2)%
Average interest-earning assets	ad	48,185,474	48,117,746	48,280,787	47,838,229	48,981,105	—%	(2)%
Average interest-bearing deposits	ae	28,019,046	28,041,156	27,742,579	26,622,343	25,121,745	0%	12%
Average interest-bearing liabilities	af	32,505,157	32,583,458	32,318,653	31,226,600	31,413,978	0%	3%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Quarter Ended					% Change
($ in thousands)		Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Seq. Quarter	Year over Year
Average yield on loans and leases	a / aa	6.22%	6.20%	6.13%	6.13%	6.08%	0.02	0.14
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.23%	0.27%	0.25%	0.29%	0.31%	(0.04)	(0.08)
Less: Acquired loan accretion - credit related (3)	c / aa	0.04%	0.05%	0.05%	0.06%	0.07%	(0.01)	(0.03)
Adjusted average yield on loans and leases	d / aa	5.95%	5.88%	5.83%	5.78%	5.70%	0.07	0.25

Average yield on taxable securities	e / ab	3.97%	4.17%	3.90%	4.19%	4.07%	(0.20)	(0.10)
Less: Acquired taxable securities accretion - rate related	f / ab	1.77%	2.06%	1.57%	1.72%	1.86%	(0.29)	(0.09)
Adjusted average yield on taxable securities	g / ab	2.20%	2.11%	2.33%	2.47%	2.21%	0.09	(0.01)

Average yield on non-taxable securities (1)	h / ac	3.78%	3.82%	3.71%	3.99%	3.83%	(0.04)	(0.05)
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.08%	1.10%	1.07%	1.13%	1.07%	(0.02)	0.01
Adjusted yield on non-taxable securities (1)	j / ac	2.70%	2.72%	2.64%	2.86%	2.76%	(0.02)	(0.06)

Average yield on interest-earning assets (1)	k / ad	5.78%	5.80%	5.69%	5.75%	5.65%	(0.02)	0.13
Less: Acquired loan and securities accretion - rate related (3)	l / ad	0.49%	0.56%	0.48%	0.53%	0.57%	(0.07)	(0.08)
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.04%	0.04%	0.05%	0.05%	—	(0.01)
Adjusted average yield on interest-earning assets (1)	m / ad	5.25%	5.20%	5.17%	5.17%	5.03%	0.05	0.22

Average rate on interest-bearing deposits	n / ae	2.95%	2.97%	2.88%	2.54%	2.01%	(0.02)	0.94
Less: Acquired deposit accretion	o / ae	—%	—%	—%	—%	(0.01)%	—	0.01
Adjusted average rate on interest-bearing deposits	p / ae	2.95%	2.97%	2.88%	2.54%	2.02%	(0.02)	0.93

Average rate on interest-bearing liabilities	q / af	3.29%	3.31%	3.25%	3.02%	2.72%	(0.02)	0.57
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—%	—%	(0.01)%	—	0.01
Adjusted average rate on interest-bearing liabilities	s / af	3.29%	3.31%	3.25%	3.02%	2.73%	(0.02)	0.56

Net interest margin (1)	t / ad	3.56%	3.56%	3.52%	3.78%	3.91%	—	(0.35)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.49%	0.56%	0.48%	0.53%	0.58%	(0.07)	(0.09)
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.04%	0.04%	0.05%	0.05%	—	(0.01)
Adjusted net interest margin (1)	v / ad	3.03%	2.96%	3.00%	3.20%	3.28%	0.07	(0.25)

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Nine Months Ended
($ in thousands)		Sep 30, 2024	Sep 30, 2023	Year over Year
Loans and leases interest income	a	$1,744,246	$1,532,652	14%
Less: Acquired loan accretion - rate related (2), (3)	b	70,387	71,343	(1)%
Less: Acquired loan accretion - credit related (3)	c	14,081	17,276	(18)%
Adjusted loans and leases interest income	d=a-b-c	$1,659,778	$1,444,033	15%

Taxable securities interest income	e	$239,202	$207,072	16%
Less: Acquired taxable securities accretion - rate related	f	107,006	89,376	20%
Adjusted Taxable securities interest income	g=e-f	$132,196	$117,696	12%

Non-taxable securities interest income (1)	h	$23,596	$20,163	17%
Less: Acquired non-taxable securities accretion - rate related	i	6,767	5,463	24%
Adjusted Taxable securities interest income (1)	j=h-i	$16,829	$14,700	14%

Interest income (1)	k	$2,081,590	$1,850,713	12%
Less: Acquired loan and securities accretion - rate related (3)	l=b+f+i	184,160	166,182	11%
Less: Acquired loan accretion - credit related (3)	c	14,081	17,276	(18)%
Adjusted interest income (1)	m=k-l-c	$1,883,349	$1,667,255	13%

Interest-bearing deposits interest expense	n	$613,769	$290,995	111%
Less: Acquired deposit accretion	o	—	(746)	nm
Adjusted interest-bearing deposits interest expense	p=n-o	$613,769	$291,741	110%

Interest expense	q	$797,628	$508,145	57%
Less: Acquired interest-bearing liabilities accretion (2)	r	(171)	(917)	(81)%
Adjusted interest expense	s=q-r	$797,799	$509,062	57%

Net Interest Income (1)	t	$1,283,962	$1,342,568	(4)%
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u=l-r	184,331	167,099	10%
Less: Acquired loan accretion - credit related (3)	c	14,081	17,276	(18)%
Adjusted net interest income (1)	v=t-u-c	$1,085,550	$1,158,193	(6)%

Average loans and leases	aa	37,601,142	34,765,319	8%
Average taxable securities	ab	7,954,491	7,336,862	8%
Average non-taxable securities	ac	834,887	717,064	16%
Average interest-earning assets	ad	48,194,635	45,203,459	7%
Average interest-bearing deposits	ae	27,934,570	23,091,034	21%
Average interest-bearing liabilities	af	32,469,221	28,510,120	14%

nm = Percentage changes greater than +/-500% are considered not meaningful and are presented as "nm."

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2)Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at the closing of the merger.

Columbia Banking System, Inc. Reports Third Quarter 2024 Results
October 24, 2024

Columbia Banking System, Inc.
GAAP to Non-GAAP Reconciliation - Continued
(Unaudited)
		Nine Months Ended
($ in thousands)		Sep 30, 2024	Sep 30, 2023	Year over Year
Average yield on loans and leases	a / aa	6.18%	5.88%	0.30
Less: Acquired loan accretion - rate related (2),(3)	b / aa	0.25%	0.27%	(0.02)
Less: Acquired loan accretion - credit related (3)	c / aa	0.05%	0.07%	(0.02)
Adjusted average yield on loans and leases	d / aa	5.88%	5.54%	0.34

Average yield on taxable securities	e / ab	4.01%	3.76%	0.25
Less: Acquired taxable securities accretion - rate related	f / ab	1.80%	1.63%	0.17
Adjusted average yield on taxable securities	g / ab	2.21%	2.13%	0.08

Average yield on non-taxable securities (1)	h / ac	3.77%	3.75%	0.02
Less: Acquired non-taxable securities accretion - rate related	i / ac	1.08%	1.02%	0.06
Adjusted yield on non-taxable securities (1)	j / ac	2.69%	2.73%	(0.04)

Average yield on interest-earning assets (1)	k / ad	5.76%	5.46%	0.30
Less: Acquired loan and securities accretion - rate related (3)	l / ad	0.51%	0.49%	0.02
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.05%	(0.01)
Adjusted average yield on interest-earning assets (1)	m / ad	5.21%	4.92%	0.29

Average rate on interest-bearing deposits	n / ae	2.93%	1.68%	1.25
Less: Acquired deposit accretion	o / ae	—%	—%	—
Adjusted average rate on interest-bearing deposits	p / ae	2.93%	1.68%	1.25

Average rate on interest-bearing liabilities	q / af	3.28%	2.38%	0.90
Less: Acquired interest-bearing liabilities accretion (2)	r / af	—%	—%	—
Adjusted average rate on interest-bearing liabilities	s / af	3.28%	2.38%	0.90

Net interest margin (1)	t / ad	3.55%	3.96%	(0.41)
Less: Acquired loan, securities, and interest-bearing liabilities accretion - rate related (3)	u / ad	0.51%	0.49%	0.02
Less: Acquired loan accretion - credit related (3)	c / ad	0.04%	0.05%	(0.01)
Adjusted net interest margin (1)	v / ad	3.00%	3.42%	(0.42)

(1)Tax-exempt interest was adjusted to a taxable equivalent basis using a 21% tax rate.
(2) Includes discount accretion related to UHC's 2014 acquisition of Sterling Financial Corporation.
(3)The cumulative fair value discount on historical Columbia loans was established as of February 28, 2023, and the allocation between the credit-related discount and the rate-related discount was established at that time. Our disclosure of credit-related and rate-related discount accretion is an estimate based on the relative allocation of these two items to the discount at closing.